Exhibit 99.3 Driven Brands Announces CEO Transition Chief Operating Officer Daniel Rivera to Become President and Chief Executive Officer on May 9, 2025 Jonathan Fitzpatrick Stepping Down as President and CEO; Will Continue Serving on the Board of Directors as Non-Executive Chair and Serve as Senior Advisor CHARLOTTE, N.C. (February 25, 2025) – Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today announced that its Board of Directors has named Chief Operating Officer Daniel Rivera as President and Chief Executive Officer and has appointed him to the Board, effective May 9, 2025. On February 24, 2025, Jonathan Fitzpatrick, who has served as Driven Brands’ President and CEO since 2012, notified the Board of his intent to step down as President and CEO effective on May 9, 2025. Mr. Fitzpatrick will continue to serve on the Board and has been appointed as Non-Executive Chair of the Board effective May 9, 2025. Mr. Fitzpatrick has also agreed to serve as a senior advisor for the remainder of 2025, working closely with Mr. Rivera to ensure a smooth transition. Neal Aronson, current Chairman of the Board, will continue to serve as a director. Mr. Rivera joined Driven Brands as Chief Information Officer in October 2012. Since then, he has held roles of increasing responsibility, including as Meineke Brand President; President of Take 5 Oil Change; Group President of the Maintenance segment; and, most recently, as Chief Operating Officer where he has overseen each of the Company’s business segments. Mr. Rivera previously held leadership roles at AutoNation, Burger King Corporation and General Electric. Mr. Rivera’s appointment follows a thoughtful and comprehensive multi-year succession planning process, led by the Board’s Nominating & Corporate Governance Committee. Peter Swinburn, Chair of the Board’s Nominating & Corporate Governance Committee, said, “Danny has made an impressive impact on Driven Brands throughout his tenure. He is a strong, focused leader with the experience, operational acumen, industry perspective, and business insights to successfully execute on Driven Brands’ strategic objectives. The Board views succession planning as one of its most important responsibilities, and we are confident Danny is the right person to lead Driven Brands.” “I am honored to be appointed as the next CEO of Driven Brands,” said Mr. Rivera. “When I joined the Company 12 years ago, I was inspired by our talented team, leading brands, loyal customers and the strength of our platform. My conviction in this business and the opportunities that lie ahead has only grown since then. I look forward to continuing to build on our momentum and drive profitable growth.” Mr. Fitzpatrick said, “Serving as Driven Brands’ CEO has been the most rewarding and fulfilling accomplishment of my professional career. I am grateful to our world-class team for its commitment to our customers, franchisees, company and each other, and I am deeply proud of what we have accomplished. I have tremendous confidence in Danny and his ability to lead the Company into the future. I look forward to continuing to work with with Danny and the Board to achieve our goals.”

Exhibit 99.3 Mr. Swinburn added, “On behalf of the full Board, I thank Jonathan for his extraordinary vision and leadership, including growing the business from $38 million of Adjusted EBITDA in 2012 to over $550 million of Adjusted EBITDA in 2024 and leading the Company through its IPO. Jonathan has been a tremendous partner and instrumental in enabling Driven Brands to grow into the industry leader it is today. The Company will continue to benefit from his expertise as Non-Executive Chair.” Driven Brands noted that, in connection with the CEO transition, the Board will be expanded to 11 directors. About Driven Brands Driven Brands, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has approximately 5,200 locations across 14 countries, and services approximately 70 million vehicles annually. Driven Brands’ network generates approximately $2.3 billion in annual revenue from approximately $6.5 billion in system-wide sales. Disclosure Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Press Release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, trends, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; (iv) the risks and costs associated with the integration of, and our ability to integrate, our stores and business units successfully; (v) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (vi) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 as well as in our other filings with the Securities and Exchange Commission, which are

Exhibit 99.3 available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Contacts Shareholder/Analyst inquiries: Dawn Francfort ICR, Inc. investors@drivenbrands.com (203) 682-8200 Media inquiries: Taylor Blanchard taylor.blanchard@drivenbrands.com (704) 644-8129